SMITH BARNEY FUTURES MANAGEMENT INC.
                          390 GREENWICH ST., 1ST FLOOR
                            NEW YORK, NEW YORK 10013
                                  212-723-5416
                                Fax: 212-723-8985
Sunrise Commodities
Page 1
December 23, 1996



Sunrise Commodities
990 Highland Drive
Suite 303
Solana Beach, Ca. 92075

Attn: Ms. Gaya Hammond

        Re:    Shearson Select Advisors Futures Fund, L.P.

Dear Ms. Hammond:

        Per our conversation effective immediately, all assets have been reallocated away from your trading account 258-14500. This effectively terminates your management agreement with the Shearson Select Advisors Futures Fund, L.P. Please liquidate all of your positions in an orderly fashion and acknowledge by signing at the bottom and returning to me by fax.

        If you have any questions, please call me.

Very truly yours,

SMITH BARNEY FUTURES MANAGEMENT INC.



Daniel A. Dantuono
Chief Financial Officer

 DAD/sr

 Acknowledge on this            day of December 1996
                     ----------

 SUNRISE COMMODITIES



 By:

 Print Name:

 cc:    Dave Vogel